Exhibit 99.1

BTCS Reports Q3 2021 Financial Results

Silver Spring, MD, Nov. 10, 2021 (GLOBE NEWSWIRE) — BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology focused company, announced its results for the third quarter ended September 30, 2021. BTCS through its infrastructure operations, secures disruptive blockchains by actively validating network transactions, and is rewarded with digital assets. BTCS is developing the BTCS Data Analytics Dashboard which allows users to evaluate their crypto portfolio from across multiple exchanges with plans to eventually add year-end reports and asset leveraging.

Q3 Highlights

●	Expanding blockchain infrastructure operations drove Q3 revenue to $0.3 million, and $0.8 million for the three and nine months ended September 30, 2021, respectively

●	81% gross margin for the nine months ended September 30, 2021

●	GAAP Net loss was $3.8 million and $15.5 million for the three and nine months ended September 30, 2021, respectively, triggered by non-cash charges

●	$1.9 million in Adjusted EBITDA, a non-GAAP financial measure, for the nine months ended September 30, 2021 (please refer to the reconciliation toward the end of this press release)

●	Stockholders’ equity was $8.48 million at September 30, 2021, up $7.4 million from December 31, 2020

●	The fair market value of earned digital assets rewards for operating validator nodes for the three and nine months ended September 30, 2021 was $0.34 million and $0.91 million, respectively

●	Digital assets had a fair market value (“FMV”) of approximately $30.2 million as of September 30, 2021, up 40% from June 30, 2021, and up 1,780% versus September 30, 2020

●	Repaid $1.0 million in convertible debt, eliminating potential equity dilution

●	Completed uplist to Nasdaq

Blockchain Infrastructure Update

BTCS continued to expand its blockchain infrastructure segment in the third quarter, by actively operating validator nodes for Tezos, a blockchain designed for smart contracts and decentralized applications, and Avalanche, one of the fastest smart contract platforms offering high transaction throughput. Subsequent to the quarter end, the Company announced the continued expansion of its blockchain infrastructure segment with the addition of Cosmos, a $7 billion interoperable blockchain platform that connects large numbers of independent blockchains within the Cosmos network.

BTCS generated 81% gross margin from its operations for the nine months ended September 30, 2021. Our blockchain infrastructure operations are a high profit margin component of the Company’s business model and we expect improved margins as we scale the operations. The Company anticipates exceeding its March 2021 guidance of $1.1 million in revenue for fiscal year 2021. The Company also enhanced its website to better articulate its business plan and growth trajectory.

Digital Assets Update

The Company’s total digital asset position, which includes its staked digital assets, had a FMV of $30.2 million as of September 30, 2021, up 1,708% over September 30, 2020. As of November 4, 2021, the FMV of BTCS’ digital asset position increased to $45.7 million for a +51% increase in 4Q 2021 to date.

The Company views Bitcoin, Ethereum, and certain other digital assets as offering a store of value that can serve as an effective hedge against monetary debasement in the wake of multi-trillion-dollar fiscal and monetary stimulus and rising inflationary pressures that may prove more than transitory.

Management Commentary

“Our September 2021 listing on Nasdaq marked the beginning of a new era in the evolution of BTCS,” stated Charles Allen, Chief Executive Officer of BTCS. “We are now building on the foundation of our established infrastructure operations with the beta release of our innovative digital asset data analytics platform. Ultimately, our ongoing development efforts are designed to integrate a staking-as-a-service feature into the platform that, once launched, will enable our user base to participate in asset leveraging through securing blockchain protocols.”

“As we continue to strategically expand our digital asset position and blockchain infrastructure operations, which are now primarily linked to the growth of DeFi and NFT applications, we expect market tailwinds will continue to be beneficial over the coming quarters and years,” continued Allen. “On behalf of our management team, I want to personally thank our shareholders for their continued support. Our best days and biggest successes are in front of us, and we look forward to sharing further updates on our continued success.”

About BTCS:

BTCS is an early mover in the blockchain and digital currency ecosystem, and the first “Pure Play” U.S. publicly traded company focused on blockchain infrastructure and technology. Through its blockchain infrastructure operations, the Company secures Proof-of-Stake blockchains by actively processing and validating blockchain transactions and is rewarded with native digital tokens. The Company is developing a proprietary Staking-as-a-Service platform to allow users to stake and delegate supported cryptocurrencies through a non-custodial platform, which it plans to integrate with its Data Analytics Dashboard, now in beta release. BTCS’s proprietary digital asset data analytics platform currently supports six exchanges and over 800 digital assets, and the Company plans to further broaden its suite of performance-tracking tools, add additional centralized and decentralized exchanges, as well as wallets, and stake pool monitoring. The Company’s digital asset treasury strategy, with a primary focus on disruptive non-security protocol layer assets, is a core component of its business model and supports BTCS’s expanding operations. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our belief regarding expectations for the Data Analytics Dashboard, expectations of market tailwinds which benefit the Company in the upcoming quarters and years, belief regarding digital asset values, and our revenue guidance for fiscal year 2021. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation the rewards and costs associated with validating transactions on proof-of-stake blockchains, significant decrease in value of our digital assets and rewards, loss or theft of the private withdrawal keys resulting in the complete loss of digital assets and reward, unexpected issues with our data base platform, reluctance of users to accept our product, decrease in the value in the crypto that we currently own, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020 and the Prospectus Supplement dated September 14, 2021. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com

GAAP Financials

The tables below (preceding the section titled “Non-GAAP – Financial Measure”) are derived from the Company’s financial statements included in its Form 10-Q filed on November 9, 2021 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal quarter ended September 30, 2021 and 2020. Please also refer to the Company’s Form 10-K for a discussion of risk factors applicable to the Company and its business.

BTCS Inc.

Condensed Balance Sheets

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets:
Current assets:
Cash	$658,931	$524,135
Digital assets/currencies	3,159,976	995,652
Prepaid expense	472,389	31,875
Total current assets	4,291,296	1,551,662

Other assets:
Property and equipment, net	4,330	230
Staked digital assets/currencies	8,838,046	-
Total other assets	8,842,376	230

Total Assets	$13,133,672	$1,551,892

Liabilities and Stockholders’ Equity:
Accounts payable and accrued expense	$102,122	$26,288
Accrued compensation	1,501	350,376
Convertible notes payable, net	848,685	131,941
Warrant liabilities	3,705,000	-
Total current liabilities	4,657,308	508,605

Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized at $0.001 par value:
Series C-1 Convertible Preferred stock: 0 and 29,414 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively; Liquidation preference $0.001 per share	-	29
Series C-2 Convertible Preferred stock: 0 shares issued and outstanding at September 30, 2021 and December 31, 2020; Liquidation preference $0.001 per share	-	-
Common stock, 97,500,000 shares authorized at $0.001 par value, 10,102,711 and 4,201,035 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	10,103	4,201
Additional paid in capital	143,472,733	120,578,944
Accumulated deficit	(135,006,472)	(119,539,887)
Total stockholders’ equity	8,476,364	1,043,287

Total Liabilities and stockholders’ equity	$13,133,672	$1,551,892

BTCS Inc.

Condensed Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues
Validator revenue	$323,376	$-	$776,399	$-
Total revenues	323,376	-	776,399	-

Cost of revenues
Validator expense	71,690	-	145,935	-
Gross profit	251,686	-	630,464	-

Operating expenses:
General and administrative	$282,558	$650,049	$1,149,506	$935,118
Research and development	273,909	-	602,178	-
Compensation and related expenses	4,747,106	228,540	13,788,556	469,935
Marketing	7,559	1,365	10,345	5,420
Total operating expenses	5,311,132	879,954	15,550,585	1,410,473

Other (expenses) income:
Interest expense	(58,521)	(96,068)	(172,603)	(35,289)
Amortization on debt discount	(581,973)	-	(1,716,744)	(186,199)
Change in fair value of warrant liabilities	2,066,250	-	2,066,250	-
Impairment loss on digital assets/currencies	(208,647)	(29,302)	(3,777,785)	(162,254)
Realized gains (loss) on digital asset/currency transactions	-	-	3,054,418	(1,682)
Total other income (expenses)	1,217,109	(125,370)	(546,464)	(385,424)

Net loss	$(3,842,337)	$(1,005,324)	$(15,466,585)	$(1,795,897)
Deemed dividends related to amortization of beneficial conversion feature of Series C-2 convertible preferred stock	(13,188)	-	(45,541)	-
Deemed dividends related to recognition of downround adjustment to conversion amount for Series C-2 convertible preferred stock	-	-	(5,020,883)	-
Net loss attributable to common stockholders	$(3,855,525)	$(1,005,324)	$(20,533,009)	$(1,795,897)

Net loss per share attributable to common stockholders, basic and diluted	$(0.59)	$(0.33)	$(3.63)	$(0.66)

Weighted average number of common shares outstanding, basic and diluted	6,518,645	3,083,246	5,660,966	2,700,947

BTCS Inc.
Condensed Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30,
	2021	2020

Net Cash flows used from operating activities:
Net loss	$(15,466,585)	$(1,795,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	443	895
Amortization on debt discount	1,716,744	186,199
Stock-based compensation	13,892,884	-
Stock-based compensation in connection with issuance of Series C-2 convertible preferred stock	179,277
Validator revenue	(776,399)	-
Change in fair value of warrant liabilities	(2,066,250)
Purchase of non-productive digital assets/currencies	(5,761,550)	(808,355)
Sale of non-productive digital assets/currencies	4,274,491	-
Realized gain on digital assets/currencies transactions	(3,054,418)	-
Impairment loss on digital assets/currencies	3,777,785	162,254
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(440,514)	(11,466)
Accounts payable and accrued expenses	168,546	13,015
Accrued compensation	(348,875)	589,466
Net cash used in operating activities	(3,904,421)	(1,663,889)

Net cash used in investing activities:
Purchase of productive digital assets/currencies for validating	(9,462,279)	-
Purchase of property and equipment	(4,543)	-
Net cash used in investing activities	(9,466,822)	-

Net cash provided by financing activities:
Proceeds from short term loan	-	500,000
Proceeds from exercise of warrants	400,000	-
Proceeds from issuance of Series C-2 convertible preferred stock	1,100,000	-
Net proceeds from issuance of convertible notes	1,000,000	-
Net proceeds from issuance of common stock and warrants for cash	8,865,000	-
Net proceeds from issuance of common stock	3,014,005	1,385,494
Net proceeds from issuance common stock/ At-the-market offering	219,746	-
Payment to convertible notes principle and accrued interest	(1,092,712)	-
Net cash provided by financing activities	13,506,039	1,885,494

Net increase in cash	134,796	221,605
Cash, beginning of period	524,135	143,098
Cash, end of period	$658,931	$364,703

Supplemental disclosure of non-cash financing and investing activities:
Deemed dividends related to amortization of beneficial conversion feature of Series C-2 convertible preferred stock	$45,541	$-
Deemed dividends related to recognition of downround adjustment to conversion amount for Series C-2 convertible preferred stock	$5,020,883	$-
Conversion of Series C-1 Preferred Stock	$20	$-
Conversion of Series C-1 Preferred Stock	$6,216,289
Beneficial conversion feature of Series C-2 convertible preferred stock	$129,412	$-
Beneficial conversion features associated with convertible notes payable	$1,000,000	$269,231
Conversion of convertible note to common stock	$-	$211,457

Non-GAAP – Financial Measure

In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We believe that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and the economic realities of our business specifically, but not limited to, the accounting for digital assets. However, Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Among other non-cash and non-recurring items, Adjusted EBITDA excludes stock-based compensation expense (including stock-based compensation issued to service providers), which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude, depreciation and amortization, interest expense, change in fair value of warrant liabilities, stock-based compensation expense (including stock-based compensation issued to service providers), and impairment of intangible digital assets.

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the period indicated:

	Nine Months Ended September 30,
	2021	2020

Net income (loss)	$(15,466,585)	$(1,795,897)
Adjusted to exclude the following:
Depreciation and amortization	1,716,744	16,606
Interest expense	172,603	204,882
Change in fair value of warrant liabilities	(2,066,250)	-
Stock-based compensation	13,744,967	-
Impairment of intangible digital assets	3,777,785	162,254
Adjusted EBITDA	1,879,264	(1,412,155)